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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (Jurisdiction of Incorporation)	98-0390500 (IRS Employer Identification Number)

001-13836
(Commission File Number)

Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-292-8674
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/
/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/
/    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

/
/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On October 19, 2007, Tyco, along with its finance subsidiary Tyco International Finance S.A., agreed with its lenders to amend its $500 million senior bridge letter of credit agreement (the "LC Facility") that was due to expire on December 15, 2007. The amendment extended the maturity date of the LC Facility to June 15, 2008 and adjusted the interest rate spreads and fees applicable to extensions of credit thereunder. Loans under the amended LC Facility will continue to bear interest based on the London Interbank Overnight Rate plus the applicable margin.

        A copy of the amendment to the LC Facility is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

        (c) Exhibits

Exhibit 99.1	Amendment No. 1 to Senior Bridge Letter of Credit Agreement dated as of October 19, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD. (Registrant)
By:	/s/ JOHN S. JENKINS, JR. John S. Jenkins, Jr. Vice-President and Corporate Secretary

Date: October 22, 2007

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SIGNATURES